Exhibit 10.4


                                LICENSE AGREEMENT

         This LICENSE AGREEMENT is entered into as of this 15th day of November, 1992 (the "Effective Date"), by and between Syntex (U.S.A.) Inc., a Delaware corporation ("Syntex"), and Endogen Inc., a Massachusetts corporation ("Endogen").

                                   WITNESSETH

         WHEREAS, Syntex owns and controls certain organisms (the "Syntex Cell Lines") used in the production of the monoclonal antibodies set forth on Schedule A (the "Syntex Antibodies");

         WHEREAS, Endogen owns and controls certain organisms (the "Endogen Cell Lines") used in the production of the monoclonal antibodies set forth on Schedule B (the "Endogen Antibodies");

         WHEREAS, Syva, a wholly-owned subsidiary of Syntex, wishes to assess the commercial potential of the Syntex Antibodies and the Endogen Antibodies (together, the "Monoclonal Antibodies") with respect to Syva's automated analyzers ("Syva Systems");

         WHEREAS, Endogen wishes to sell products containing the Monoclonal Antibodies for research use only;

         WHEREAS, Syntex, Endogen and Harlan BioProducts for Science ("BPS") will be entering into an Agreement concurrently herewith pursuant to which Syntex will transfer the Syntex Cell Lines to BPS and BPS will manufacture the Syntex Antibodies for Endogen.

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS

         1.1 "Affiliate" of a party shall mean any corporation or other business entity controlling, controlled by or under common control with such party. "Control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

         1.2 "Endogen Products" means microliter plates having wells coated with the Syntex Antibodies wherein the microliter plates are either packaged separately or combined with other reagents and standards for sale as an immunoassay system.

         1.3 "Research Market" means those entities utilizing the Endogen Products for nonclinical, noncommercial research purposes only.
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         1.4 "Net Sales of Endogen Products" means the sum of all amounts invoiced on account of sales of Endogen Products by Endogen or its Affiliates to nonAffiliated third party purchasers less, if invoiced separately, (a) amounts for transportation or shipping charges, (b) taxes and duties levied on the sales of Endogen Products and absorbed by Endogen and (c) allowances (for returns, damages, or otherwise) discounts, rebates, and commissions actually given or required.

         1.5 "Syntex Products" means products containing Endogen Antibodies or Derivatives (as defined below), which products are used in assays conducted on any Syva System ("Syva Assays").

         1.6 "Net Sales of Syntex Products" means

                  (a) the sum of all amounts less the Percentage in (c) invoiced by Syntex or its Affiliates to non-Affiliated third party purchasers, who are party to any of Syntex's or its Affiliates' general or specific merchandising programs providing instrument rental or other goods or services ("Program Customers"), and

                  (b) the sum of all amounts invoiced by Syntex or its Affiliates to non-Affiliated third party purchasers that are not Program Customers (for both (a) and (b) of Syntex Products, as applicable, less (i) allowances (for returns, damages or otherwise), discounts, rebates, and commissions actually given or required, (ii) transportation, handling or shipping charges reflected in invoices and paid by Syntex or its Affiliates for shipment to the customer from Syntex (or its Affiliate), (iii) bad debts recognized in accordance with generally accepted accounting principles (GAAP), (iv) the sales of any calibrator or control included in the sales price of any Syntex Product, and (v) taxes and duties levied, paid, absorbed or allowed by Syntex or its Affiliates. Samples or free goods shall not be included in the calculation of Net Sales of Syntex Products.

                  (c) The portion of amounts invoiced by Syntex or its Affiliates attributable to instrumentation necessary for utilizing a Syntex Product shall not be included in the computation of Net Sales of Syntex Products. For sales to non-Affiliated third party purchasers who are Program Customers, Syntex will prepare, on an annual basis (by October 1 for the previous fiscal year ending July 31), the percentage of the average invoiced price of Syntex Products in the fiscal year just ended that is related to cost of instrument, service or other goods ("Percentage") and will multiply the Percentage times the total invoiced sales amounts for Syntex Products sold to Program customers during the current reporting twelvemonth period until the next annual calculation is made (October 1). The Percentage will be determined based upon (i) the cost of the instrumentation (as determined from Syntex's purchase or manufacturing costs) or, in the case of refurbished instruments, the depreciated value plus the cost of refurbishment, and service or other goods costs, including an additional ten percent (10%) of purchase or manufacturing cost for administrative handling and (ii) an amount in consideration of the time value of monies Syntex expends to purchase and/or supply the instrument or other goods and provide maintenance/service set forth above, determined by Syntex's cost

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                                      -3-


         times the prime rate effective on each successive January 1 of the Agreement term as published by the Chase Manhattan Bank of New York, or a comparable institution if Chase ceases to report such rates. The elements used to determine the Percentage are to be amortized over the dollar value of total number of Syntex Products sold to customers and to be run on the instrument in question and the life of the Program, but not less than two (2) years.

                  (d) In the event of sale of a Syntex Product which includes antibody entities in addition to the Endogen Antibodies (hereinafter called "Combination Syntex Product") the applicable Net Sales of Syntex Products value shall be determined by multiplying the Net Sales of Syntex Products for this Combination Product by a fraction the numerator of which shall be one and the denominator of which shall be the total number of all antibody entities contained therein.

         1.7 "Fiscal Quarter" shall mean each of the three-month periods commencing with the first, fourth, seventh and tenth months of a calendar year.

         1.8 "Net Sales of Products" shall mean, collectively or individually, Net Sales of Endogen Products and Net Sales of Syntex Products.

         1.9 "Product(s)" shall mean, collectively or individually, Endogen Products and Syntex Products.

         1.10 "Cell Lines" shall meant, collectively or individually, Syntex Cell Lines and Endogen Cell Lines.

         1.11 "Cell Line Information" shall mean all information provided by one party to the other concerning the Cell Lines.

         1.12 "Derivative" shall mean any modified or altered form of a Cell Line or Monoclonal Antibody.

         1.13 "Syntex Patent Rights" shall mean U.S. Patent No. 4,935,343 issued June 19, 1990, and any continuations, divisionals, reissues, or reexaminations thereof.

2.       LICENSE GRANT

         2.1 Syntex does hereby grant Endogen, and Endogen does hereby accept from Syntex, a limited, nontransferable, worldwide license, without the right to sublicense, to use the Syntex Antibodies solely for the purpose of making and selling the Endogen Products only in the Research Market and under the terms and conditions set forth herein. Such limited, nontransferable, worldwide license includes a license under Syntex Patent Rights.

         2.2 Endogen shall sell the Endogen Products only to endusers of the Endogen Products; provided, however, that Endogen may sell the Endogen Products to those distributors set forth on Schedule C (the "Endogen Distributors") for a period of three years from the
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Effective Date, and provided further that Endogen shall require the Endogen
Distributors to sell the Endogen Products only to endusers of the Endogen Products. During the term of this Agreement, Syntex shall have the right to act as a distributor of the Endogen Products on terms to be negotiated at such time but which terms shall be no less favorable than the terms of Endogen's Distribution Agreement with ERIA Diagnostics Pasteur.

3.       EXCLUSIVITY

         3.1 Except as otherwise provided herein, this License shall be exclusive within the Research Market. "Exclusive within the Research Market" shall mean that, so long as Endogen fully performs its obligations under this License Agreement, Syntex, except for itself or its Affiliates, will not license the Syntex Antibodies to any other entity for use in preparing and selling products that are the same as Endogen Products in the Research Market.

4.       PAYMENT BY ENDOGEN

         4.1 For the license granted above, Endogen shall pay Syntex a royalty of five percent (5%) of Net Sales of Endogen Products; provided, however, that when the Syntex Patent Rights expire, Endogen shall pay Syntex a royalty of four and three-quarters percent (4.75%) of Net Sales of those Endogen Products using Syntex Antibodies covered by the Syntex Patent Rights, and the royalty for other Endogen Products shall be unchanged.

5.       LICENSE GRANT TO SYNTEX

         5.1 Endogen does hereby grant to Syntex and its Affiliates, and Syntex does hereby accept from Endogen, an exclusive worldwide sublicense to use the Endogen Antibodies, Endogen Cell Lines and Derivatives for the purpose of making, having made, using, selling and having sold Syntex Products.

         5.2 Endogen warrants that Endogen holds exclusive licenses with respect to the Endogen Antibodies. Endogen further warrants that except for the Endogen Antibodies noted on Schedule B, it has the right to sublicense the Endogen Antibodies to Syva. With respect to the three Endogen Antibodies so noted on Schedule B, Endogen warrants that it has the right to sublicense these Endogen Antibodies to Syva with the written consent of the licensor, which written consent has been obtained and is attached hereto as Exhibits 1-a, 1-b, and 1-c.

         5.3 Endogen shall provide Syntex and its Affiliates free of charge with quantities of Endogen Antibodies or Endogen Cell Lines and Derivatives, and information relating thereto, sufficient for Syntex and its Affiliates to evaluate the suitability of such Endogen Antibodies in Syva Assays.

         5.4 Endogen agrees to deliver to Syntex within 30 days of such request, additional viable aliquots of Cell Lines or Derivatives to replace any aliquots thereof previously delivered to Syntex by Endogen, which have subsequently become incapable of producing Endogen Monoclonal Antibodies and which are the same as the Endogen Cell Lines or Derivatives previously received by Syntex.
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                                      -5-


         5.5 In order to protect Syntex's source of supply of the Cell Lines or Derivatives Endogen warrants and agrees that Endogen shall maintain the Cell Lines and Derivatives in such a manner as will best preserve the viability thereof, in accordance with established scientific procedures. Endogen shall indemnify Syntex and hold Syntex harmless from any breach of the above warranty.

6.       PAYMENT BY SYNTEX

         6.1 For the sub-license granted above Syntex and its Affiliates shall pay Endogen a royalty of five percent (5%) of Net Sales of Syntex Products.

7.       PAYMENTS

         7.1 Payments due one party hereunder shall be paid by the other within one (1) month of the end of each Fiscal Quarter during which Net Sales of Products are realized. Payments shall be made in United States dollars and shall be paid to the entitled party in accordance with Sections 4.1, 6.1 and 7.2 and written instructions (not inconsistent herewith) which the parties from time to time may give to one another.

         7.2 The amounts payable in United States dollars on Net Sales of Products shall be computed by converting the amount payable in the currency of the country in which the sales were made at the exchange rate for United States dollars prevailing at the close of the last business day of the Fiscal Quarter for which payments are being calculated, such exchange rate to be as published by the Wall Street Journal (or, if it ceases to be published, a comparable publication to be agreed upon by the parties hereto) on the day following the last business day of such Fiscal Quarter. With respect to those countries for which exchange rates are not published in the Wall Street Journal (or such agreed upon comparable publication), the exchange rate as fixed by the United States Government on the last business day of the Fiscal Quarter shall be utilized.

         7.3 In the event that the percentage payment set forth herein is higher than the maximum permitted by the laws or regulations of a particular country, the amount payable with respect to sales in such countries shall be equal to the maximum permitted payment under such laws or regulations.

         7.4 Only one payment shall be due the entitled party in accordance with the terms of this License Agreement on account of each sale or other transfer of a Product to a nonAffiliated third party.

8.       REPORTS AND RECORDS

         8.1 The party making a payment (the "paying party") shall furnish to the party entitled to receive the payment ("entitled party") within one (1) month following the last day of each Fiscal Quarter during the term of this License Agreement, a report in writing specifying total Net Sales of Products sold by the paying party during the most recently completed Fiscal

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                                      -6-


Quarter, the royalties, in U.S. dollars, payable with respect to such sales and the exchange rate used and the amount of payment, if any, due the entitled party.

         8.2 The paying party agrees to keep records adequate to verify all payments or reports to the entitled party hereunder, and to allow an independent certified public accountant appointed by the entitled party and reasonably acceptable to the paying party to have access, on reasonable notice during regular business hours, not to exceed once per year, to such records in order to verify the payments made or to be made by the paying party under this License Agreement. Such records shall be maintained at, or in the event of review by the entitled party hereunder shall be brought to, one centralized location (regardless of the number of Affiliates acquiring benefits under this License Agreement). Such independent certified public accountant shall not disclose to the entitled party any information other than that information relating solely to the accuracy of, or the necessity for, any payment made hereunder, and in no event shall such independent certified public accountant disclose to the entitled party any other particulars not necessary to the verification of the payment provided for in above. The fees and expenses of the independent certified public accountant performing such examination shall be borne by the entitled party. However, if an error in royalties of more than ten percent (10%) of the total royalties due for any year is discovered, then such fees and expenses shall be borne by the paying party. If the entitled party appoints the independent certified public accounting firm employed by the paying party to conduct its regular annual audit, and the examination provided for in this paragraph is performed at substantially the same time as such regular audit, the reasonable fees and expenses of such independent certified public accounting firm performing such examination shall be borne by the paying party.

9.       INVENTIONS AND PATENTS

         9.1 It is contemplated that inventions, discoveries and/or ideas relating to the Endogen Antibodies and/or the Syntex Antibodies may be generated by one or both of the parties during the term of this License Agreement. Syntex and Endogen agree to promptly disclose to the other party in writing on a confidential basis all inventions, discoveries and/or ideas relating to the Endogen Antibodies and/or the Syntex Antibodies whether patentable or not, which are made or conceived during the term of this License Agreement. All such inventions, discoveries and/or ideas relating to the Endogen Antibodies and/or the Syntex Antibodies, which are made or conceived solely by employees of one party during the term of this License Agreement shall be the sole property of such party but the other party shall have the right to the use of the same solely for purposes in accordance with this License Agreement as defined for Endogen in Section 2.1 and Syntex in Section 5.1 and subject to the payment obligations hereunder. All such inventions, discoveries and/or ideas relating to the Endogen Antibodies and/or the Syntex Antibodies, which are made or conceived jointly by employees of both parties during the term of this License Agreement shall be jointly owned by the parties and each party shall have the right to the royalty free use of the same solely for purposes in accordance with this License Agreement.

         9.2 For inventions owned by one party such party shall have the right to file and prosecute, at such party's sole expense, patent applications covering inventions, discoveries or

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                                      -7-


ideas hereunder in the United States and foreign countries, as it deems appropriate at its sole expense. Such party shall have the full and complete control over the prosecution of such patent applications but shall provide the other party copies of official Actions, amendments and responses, including copies of any patents or other material referred to or cited therein. The filing party shall use the same standard of care it employs for preparing and prosecuting patent applications and for maintaining patents for inventions of similar significance arising out of its own proprietary research. The other party's comments or suggestions as to such prosecution shall be given due consideration by the filing party but are not binding.

         9.3 For jointly owned inventions, discoveries, or ideas the parties shall select an independent patent firm mutually acceptable to both parties to prepare, file and prosecute such patent applications in the United States and foreign countries as the parties deem appropriate. The expenses therefor shall be divided equally between the parties.

         9.4 If one party chooses not to file or continue prosecution in the United States under Sections 9.1, 9.2 or 9.3, the other party shall have the right but not the obligation to file or continue prosecution as the case may be, U.S. patent applications or foreign counterparts in such countries and prosecute such applications and maintain any patents issuing thereon at such other party's own expense. All such applications, patents and rights thereto shall become the sole property of such other party and the party choosing not to file shall have no rights thereto whatsoever. The party choosing not to file or prosecute under this Section 9.4 shall provide the other party with the necessary authorizations, powers of attorney and other documents and any assistance reasonably requested by such other party with respect to the U.S. foreign patent application filings, prosecution and maintenance.

10.      CUSTOMER ACCESS

         10.1 Endogen shall provide Syntex access to the research being done with the Syntex Antibodies and the Endogen Antibodies through direct discussions with Endogen and through Endogen introducing Syntex to Endogen's customers. In this regard Endogen shall provide quarterly reports to Syntex containing the previous three-months' research conducted by Endogen using the Syntex Antibodies and also the research of its customers that Endogen is entitled to disclose. Endogen shall use reasonable efforts to obtain the consent of its customers permitting Endogen to disclose the research conducted by such customers of which Endogen is aware.

11.      TRADEMARKS

         11.1 Endogen shall select a primary and an alternate trademark for any Endogen Products (the "Trademarks"). Syntex shall have the right to approve each such proposed Trademark in writing (such approval not to be unreasonably withheld). Endogen shall as soon as practicable thereafter, at Endogen's expense, apply for Federal registration of either or both of the Trademarks and prosecute any applications therefor to registration or final refusal. Endogen shall retain the ownership of the entire right, title, and interest in and to the Trademarks and shall, when it deems necessary and at its sole cost and expense, file for renewal of, or cause to have

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filed for renewal, renewal applications therefor. Endogen grants to Syntex a perpetual, nonexclusive, royalty-free license to use the Trademarks.

12.      BIBLIOGRAPHY

         12.1 Syntex shall supply to Endogen for each of the Syntex Antibodies a bibliography of publications, of which Syntex is aware as of the Effective Date and which Endogen will use to promote the sale of Endogen Products and as a technical reference. Syntex makes no warranty or representation as to the completeness of this bibliography. Endogen shall bear sole responsibility arising out of or connected with the use of such publications including any errors and omissions contained therein.

13.      TERM

         13.1 Unless sooner terminated as provided in Article 14, this License Agreement shall have term of fifteen years (15) from the Effective Date or the life of any patent in the Patent Rights or any patent issuing in accordance with
Section 9.1, whichever is longer.

         13.2 Upon the expiration of this License Agreement Endogen or Syntex, as the case may be, shall have a fully paid up license as set forth in Sections
2.1 and 5.1, respectively.

         13.3 Upon the termination of this License Agreement by Syntex under
Section 14.1 (a) or (b), Syntex shall have a fully paid up license as set forth in Section 5.1.

         13.4 Upon the termination of this License Agreement by Endogen under
Section 14.2 (a) or (b), Endogen shall have a fully paid up license as set forth in Section 2.1.

14.      TERMINATION

         14.1 Syntex shall have the right to terminate this License Agreement effective immediately upon written notice to Endogen under the following circumstances:

                  (a) if Endogen is in material breach or default with respect to any term or provision hereof and fails to cure the same within thirty (30) days notice of said breach or default; or

                  (b) if Endogen is adjudged bankrupt, files or has filed against it any petition under any bankruptcy, insolvency or similar law, has a receiver appointed for its business or property, or makes a general assignment for the benefit of its creditors; or

                  (c) in the event of a change of control of Endogen whether by purchase, merger, operation of law or otherwise.

         14.2 Endogen shall have the right to terminate this License Agreement effective immediately upon written notice to Syntex under the following circumstances:
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                                      -9-


                  (a) if Syntex is in material breach or default with respect to any term or provision hereof and fails to cure the same within thirty
         (30) days notice of said breach or default; or

                  (b) if Syntex is adjudged bankrupt, files or has filed against it any petition under any bankruptcy, insolvency or similar law, has a receiver appointed for its business or property, or makes a general assignment for the benefit of its creditors.

         14.3 Termination or expiration of this License Agreement shall not relieve the parties of any amounts owing between them, and shall not terminate any rights or obligations arising prior to or upon termination or expiration of this License Agreement.

         14.4 All Cell Line Information in tangible form received by one party from the other and all samples of Cell Lines existing at the termination of this License Agreement shall be returned by the party who had received the Cell Lines to the party who provided the Cell Lines upon the termination of this License Agreement.

15.      CONFIDENTIALITY

         15.1 The parties hereto recognize that business, technical, scientific and other data and information relating to the Cell Lines, the Monoclonal Antibodies, the Products, and any products derived from the Monoclonal Antibodies (the "Confidential Information") disclosed by one party to the other hereunder, is of considerable value to the parties and is to be considered highly confidential.

         15.2 Each receiving party shall keep all Confidential Information received by it from the disclosing party in complete confidence and hereby covenants not to use or disclose such Confidential Information, or any part thereof, except for the purposes of this License Agreement and not to disclose or make such Confidential Information, or any part thereof, available to third parties except:

                  (a) for the purpose of obtaining and maintaining any necessary governmental approvals for the sale of the Products pursuant to this License Agreement (and then, to the fullest extent possible, only under conditions of confidentiality);

                  (b) to the extent that the disclosing party may agree in writing, which agreement shall be obtained prior to such disclosure by receiving party;

                  (c) to the extent that such Confidential Information can be demonstrated by written records to be known to the receiving party at the time of receipt thereof from the disclosing party;

                  (d) to the extent such Confidential Information is or may become a matter of public knowledge by virtue of the action of a party other than the receiving party (as defined above) or any party that received such Confidential Information therefrom.
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                                      -10-


         15.3 Each receiving party making use of Confidential Information in accordance with the permitted exceptions set forth in Sections 15.2 (a) and (b) above hereby agrees on behalf of itself, its third party agents or subcontractors, if any, to do so under conditions of confidentiality.

         15.4 The obligation of confidentiality set forth in Sections 15.1-15.3 above shall expire ten (10) years from the date of termination or expiration of this License Agreement.

         15.5 The provisions of the Confidentiality Agreement between Syva and Endogen effective May 1, 1992, are superseded by those of this Article 15 and the Confidentiality Agreement shall no longer have any force or effect. All exchanges of information between Endogen and Syva prior to the Effective Date shall be subject to the provisions of this Article 15.

16.      FORCE MAJEURE

         16.1 Neither party shall be liable for failure to perform or delay in performing with respect to any order or any other provision of this License Agreement to the extent performance in the customary manner shall be prevented, hindered or delayed in whole or in part by transportation conditions, strikes, riots, earthquakes, floods, compliance with an act or request of a governmental authority or persons purporting to act with governmental authority (including, but not limited to, orders or actions in response to shortages of fuel or other energy sources, or of raw materials), labor difficulty (whether or not involving its own employees), even though the difficulty could be settled by agreeing to the demands of a labor group, or interruption of then-contemplated sources of supply or then-contemplated transportation, or any event that is not reasonably within the control of the non-performing party and that such party is not able to overcome by the exercise of reasonable measures, or only at substantial expense. If any of the events set forth in herein prevent either party from performing under this License Agreement, each party shall resume performance as promptly as is reasonably possible. Nothing herein shall relieve either party from the obligation to pay promptly, in full and in dollars, all payments that may be due under this License Agreement.

17.      ASSIGNMENT

         17.1 This License Agreement shall not be assigned by operation of law or otherwise except that Syntex shall have the right to assign this License Agreement to, or delegate its obligations hereunder to be performed by, any successor or affiliate(s) of Syntex. Endogen shall not appoint a sub-contractor, or delegate, voluntarily or involuntarily, any obligation owed or duty of performance arising under this License Agreement without the express written consent of Syntex, which Syntex may grant or withhold in its sole discretion.

18.      GOVERNING LAW

         18.1 This License Agreement shall be governed by and interpreted in accordance with the laws of the State of California (regardless of its or any other jurisdiction's choice of law principles).
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19.      ARBITRATION

         19.1 With respect to any controversy arising out of or relating to this License Agreement, such controversy shall be settled by final and binding arbitration in Palo Alto, California in accordance with the then-existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any such arbitration, the rights of the parties hereto shall be determined according to the governing law set forth in Article 18, and the arbitrators shall apply such laws in any arbitration conducted pursuant to this Article 19. The service of any notice in the course of such arbitration at the respective addresses as provided for in Article 20 shall be valid and binding.

         19.2 In any arbitration pursuant to this License Agreement, the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. For the purposes of this License Agreement, "commencement of the arbitration proceeding" shall mean the date on which a written demand for arbitration is received by the AAA in accordance with the Rules. The decision of a majority of the arbitrators shall be final and binding on the parties hereto, each arbitrator having one (1) vote.

20.      NOTICE

         20.1 Any notice required or permitted to be given hereunder shall be deemed sufficient if mailed by registered or certified air mail (return receipt requested), facsimile letter or delivered by hand to the party to whom such notice is required or permitted to be given. Unless otherwise provided herein, any such notice or other communications, if mailed, shall be deemed given five
(5) days after mailing of the notice, as evidenced by the postmark at point of mailing. If sent by facsimile letter any such notice shall be deemed to have been given when received by the party to whom such notice is given if a confirmatory copy of the facsimile letter is mailed on the same day as the facsimile letter is sent to the receiving party; if a confirmatory letter is not sent, then when the notice is actually received by the person to whom it is sent. If delivered by hand, any such notice or communication shall be deemed given when received.

         20.2     All notices to Syntex shall be addressed as follows:

                           Syntex (U.S.A.) Inc.
                           3401 Hillview Avenue
                           Palo Alto, California 94304 U.S.A.
                           Attention: Dr. John Kenney
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                                      -12-


         with copies to:

                           Syntex (U.S.A.) Inc.
                           3401 Hillview Avenue
                           Palo Alto, California 94304 U.S.A.

                           Attention: Director, Commercial Contracts and General Law

         and to:

                           Syva Company
                           3403 Yerba Buena Road
                           P.O. Box 49013

                           San Jose, California 95161-9013 U.S.A.
                           Attention:  Vice President, Marketing

         20.3     All notices to Endogen shall be addressed as follows:

                           Endogen, Inc.
                           451 D Street
                           Boston, Massachusetts 02210
                           Attention:  President

         20.4 Each party may change the address to which notice to it is to be given by written notice as provided herein.

21.      SURVIVAL

         21.1 The provisions of Sections 13.2-13.4, 14.3 and 14.4 and Articles 15, 18, and 19 shall survive expiration or termination of this License Agreement.

22.      WARRANTY

         22.1 Each party warrants to the other that it is the owner or licensee of the respective Cell Lines and Monoclonal Antibodies and it has the lawful right to grant this license or sublicense.

23.      NEGATION OF WARRANTIES

         23.1 Nothing in this License Agreement shall be construed as:

                  (a) a warranty or representation that anything made, used, sold or otherwise disposed under any license granted in this License Agreement will not infringe any patent, copyright or trademark or other rights of third parties;

                  (b) an obligation to bring or prosecute actions or suits against third parties for infringement; or

                  (c) a warranty of merchantability or fitness for a particular purpose;

24.      INDEMNITY

         24.1 Each party agrees to indemnify, hold harmless and defend the other party, its officers, employees and agents against any and all claims arising out of such indemnifying party's exercise of any rights under this License Agreement, without limiting the generality of the foregoing, against any damages, losses or liabilities whatsoever with respect to (1) death or injury to person or damage to property arising from or out of the possession, use or operation of Products by the indemnifying party or its customers in any manner whatsoever and (2) patent and trademark infringement actions brought by a third party against such other party arising from or out of the manufacture, use, or sale of Products by such indemnifying party. The indemnifying party shall have full control over such action and the other party shall cooperate and assist the indemnifying party as requested.

25.      ADDITIONAL TERMS

         25.1 This License Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes and replaces all previous negotiations, understandings, representations, writings, and contract provisions and rights relating to the subject matter hereof.

         25.2 No provision of this License Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each party. Any waiver on the part of either party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

         25.3 The invalidity or unenforceability of any provision of this License Agreement shall not affect the validity or enforceability of any other provision of this License Agreement, each of which shall remain in full force and effect.

         25.4 The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this License Agreement.

         25.5 This License Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

SYNTEX (U.S.A.) INC.                      ENDOGEN, INC.

By:      /s/ Richard Bastiani             By:     /s/ Owen A. Dempsey
    ------------------------------            ---------------------------------

Name:        Richard Bastiani             Name:       Owen A. Dempsey
    ------------------------------            ---------------------------------

Title:       Vice President               Title:      President & CEO
    ------------------------------            ---------------------------------

Date:        November 29, 1992            Date:       November 15, 1992
    ------------------------------            ---------------------------------

                                   SCHEDULE A

                                Syntex Antibodies

monoclonal Antibodies to Human Interleukin-6:

         1.       Antibody 4IL6
         2.       Antibody 5IL6
         3.       Antibody 7IL6

Monoclonal Antibodies to Human Interleukin-1 alpha:

         1.       Antibody ILA9-H18
         2.       Antibody ILA8-H12

Monoclonal Antibodies to Human Interleukin-1 beta:

         1.       Antibody H6
         2.       Antibody H67

Monoclonal Antibody to Human Interleukin18:

         1.       Antibody H1A
         2.       Antibody H2A
         3.       Antibody H4A

                                   SCHEDULE B

                               Endogen Antibodies

Monoclonal Antibodies to Human Interferongamma:

        *1.       Antibody B133.5
         2.       Antibody 3C11C8
         3.       Antibody 2G1

Monoclonal Antibodies to Human Granulocyte Macrophage-Colony Stimulating Factor:

         1.       Antibody 3092
         2.       Antibody 3034
         3.       Antibody 1089
         4.       Antibody 4117
         5.       Antibody 2118
         6.       Antibody 1028

Monoclonal Antibodies to Human Tumor Necrosis Factor-alpha:

         *1.      Antibody B154.7.1
         *2.      Antibody B154.9.1

*Endogen must obtain written consent from licensor to sub-license to Syntex.

                                   SCHEDULE C

                      Exception to Sales to End-Users Only

ERIA Diagnostics Pasteur
Janssen Chimica